EXHIBIT 3.2
                   NEUROCHEMICAL RESEARCH INTERNATIONAL, CORP.
                                     BYLAWS

                               ARTICLE I--OFFICES

Section 1.1  Office

         The principal office of the corporation within the State of Delaware shall be located at such place as shall be designated by the Board of Directors.

Section 1.2  Other Offices

         The corporation may also have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II--STOCKHOLDERS

Section 2.1  Annual Meeting

         An annual meeting of the stockholders, for the selection of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location and at such time each year as designated by the Board of Directors.

Section 2.2  Special Meetings

         Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman, the Board of Directors, the President, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting, and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 2.3  Notice of Meetings

         Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Delaware or the Articles of Incorporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4  Quorum

         At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

         If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 2.5  Organization

         Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6  Conduct of Business

         The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.7  Proxies and Voting

         At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, the Articles of Incorporation, or these Bylaws.

Section 2.8  Stock List

         A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                         ARTICLE III--BOARD OF DIRECTORS

Section 3.1  Number and Term of Office

         The number of directors who shall constitute the whole board shall be such number not less than one (1) nor more than seven (7) as the Board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

         Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 3.2  Vacancies

         If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3.3  Regular Meetings

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.4  Special Meetings

         Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given by each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5  Quorum

         At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.6  Participation in Meetings by Conference Telephone

         Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.7  Conduct of Business

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 3.8  Powers

         The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

         (a) To declare dividends from time to time in accordance with law;

         (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

         (c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

         (d) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

         (e) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

         (f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

         (g) To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

         (h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs.

Section 3.9  Compensation of Directors

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 3.10  Loans

         The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons without authorization in the particular case by the stockholders, but may lend money to and use its credit to assist any employee, excluding such officers, directors or other control persons of the corporation or of a subsidiary, if such loan or assistance benefits the corporation.

                             ARTICLE IV--COMMITTEES

Section 4.1  Committees of the Board of Directors

         The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2  Conduct of Business

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                               ARTICLE V--OFFICERS

Section 5.1  Generally

         The officers of the corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. The corporation may also have a chairman of the board who shall be elected by the Board of Directors and who shall be an officer of the corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.

Section 5.2 Chairman of the Board

         The chairman of the board shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.3  President

         The president shall be the chief executive officer of the corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation. He shall, when present, and in the absence of a chairman of the board of directors, preside at all meetings of the shareholders and of the Board of Directors.

Section 5.4  Vice-President

         Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

Section 5.5  Treasurer

         The treasurer shall have the custody of the monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 5.6  Secretary

         The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 5.7  Delegation of Authority

         The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.8  Removal

         Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.9  Action with Respect to Securities of Other Corporation

         Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                    ARTICLE VI--INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

Section 6.1  Generally

         The corporation shall indemnify its officers, directors, and agents to the fullest extent permitted under Delaware law.

Section 6.2  Not Exclusive of Other Rights

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or interested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.3  Insurance

         The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 6.4  Coverage

         For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                               ARTICLE VII--STOCK

Section 7.1  Certificates of Stock

         Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a Vice-president, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 7.2  Transfers of Stock

         Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 7.4 of Article VII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 7.3  Record Date

         The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

Section 7.4  Lost, Stolen or Destroyed Certificates

         In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7.5  Regulations

         The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VIII--NOTICES

Section 8.1  Notices

         Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 8.2  Waivers

         A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                            ARTICLE IX--MISCELLANEOUS

Section 9.1  Facsimile Signatures

         In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

Section 9.2  Corporate Seal

         The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 9.3  Reliance Upon Books, Reports and Records

         Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 9.4  Fiscal Year

         The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 9.5  Time Periods

         In applying any of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                              ARTICLE X--AMENDMENTS

Section 10.1  Amendments

         These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

                            CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned does hereby certify that the undersigned is the secretary of Neurochemical Research International, Corp., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors by unanimous consent on the 17th day of March 1999; and that the above and foregoing Bylaws are now in full force and effect.

         Dated this 17th day of March 1999

                                       /s/ Angela M. Ross, Secretary